UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C.  20549

____________

FORM 8-K

CURRENT REPORT

Pursuant To Section 13 OR 15(d) Of The Securities Exchange Act Of 1934

Date of report (Date of earliest event reported)       February 9, 2007

PROQUEST COMPANY

(Exact name of registrant as specified in its charter)

Delaware	1-3246	36-3580106

(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification Number)

789 Eisenhower Parkway, PO Box 1346	48106-1346

(Address of Principal Executive Offices)	(Zip Code)

Registrant’s Telephone Number, including area code      (734) 761-4700

Not Applicable

(Former name or former address, if changed since last report)

☐  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 2.01	COMPLETION OF ACQUISITION OR DISPOSITION OF ASSETS.

On February 9, 2007, the Company completed its previously announced sale of its Information and Learning business to Cambridge Scientific Abstracts and its affiliates (the “Sale”). The aggregate consideration received by the Company upon the consummation of the Sale was $222.3 million in cash, subject to adjustments, including a reduction in purchase price of approximately $4 million and a working capital adjustment.

The Sale was consummated in a series of transactions pursuant to the terms and conditions of a Subscription Agreement and Plan of Merger, dated as of December 14, 2006 (as amended as of February 8, 2007, the ‘‘Agreement’’) by and among the Company, ProQuest Information and Learning Company ("PQIL"), ProQuest Canada/UK Holdings, LLC, I&L Holdings, Inc., I&L Operating LLC and Cambridge Scientific Abstracts Limited Partnership, a copy of which was attached as Exhibit 10.1 to the Form 8-K filed by the Company on December 20, 2006. The Agreement was amended as of February 8, 2006 to address, among other things, the parties' agreement (a) cash balances and the treatment thereof in the calculation of closing working capital, (b) amended purchase price allocation and (c) certain additional matters indemnified by the Company (the “Amendment”). This Item 2.01 is qualified in its entirety by reference to the full text of the Agreement and the Amendment filed as Exhibit 10.2, both of which are incorporated herein by reference.

ITEM 5.02. DEPARTURE OF DIRECTORS OR CERTAIN OFFICERS; ELECTION OF DIRECTORS; APPOINTMENT OF CERTAIN OFFICERS; COMPENSATORY ARRANGEMENTS OF CERTAIN OFFICERS.

On February 9, 2007, in connection with Mr. Pritchard’s transfer of employment from PQIL to the Company, the Company entered into an amendment (the “Pritchard Amendment”) of Mr. Pritchard’s employment terms letter agreement dated August 7, 2006 (described in the Form 8-K filed by the Company on August 14, 2006) as amended on January 18, 2007 (described in the Form 8-K filed by the Company of January 19, 2007) (collectively, “Existing Pritchard Agreement”). A copy of the Pritchard Amendment is attached hereto as Exhibit 10.3 to this Form 8-K and is incorporated herein by reference. The following summary of the Pritchard Amendment does not purport to be complete and is subject to and qualified in its entirety by reference to the attached agreement.

Upon the closing of the Slae, Mr. Pritchard ceased being an employee of PQIL and became a full time employee of the Company for the 60 day period following the closing (the “Transition Period”). Mr. Pritchard’s base salary during the Transition Period is $44,233 per month. Mr. Pritchard also will receive severance benefits of (i) a single lump sum payment of $600,000 contributed to the Company’s existing rabbi trust and (ii) continued coverage under the Company’s group health insurance plan at normal contribution rates for himself and eligible dependents for two years after termination. All of Mr. Pritchard’s outstanding stock option and restricted stock became fully vested as of the Sale. If Mr. Pritchard remains employed by the Company through the Transition Period, he will also be entitled to (i) a lump sum payment of $52,603 in lieu of any 2007 SERP contribution and in lieu of a 2007 bonus and (ii) a lump sum of $1,230,000 in lieu of the issuance of restricted stock under the Existing Pritchard Agreement.

ITEM 8.01	OTHER EVENTS.

The Company used the proceeds from the Sale to repay its outstanding indebtedness to its secured creditors under that certain Credit Agreement dated as of January 31, 2005 among the Company, the financial institutions that are parties thereto and LaSalle Bank Midwest National Association, as administrative and collateral agent (“2005 Credit Agreement”); that certain Note Purchase Agreement dated as of October 1, 2002 between the Company and the respective noteholders that are a party thereto, as amended (“2002 Note Purchase Agreement”); that certain Note Purchase Agreement dated as of January 31, 2005 between the Company and the respective noteholders that are a party thereto, as amended (“2005 Note Purchase Agreement”); that certain Credit Agreement dated as of May 2, 2006 among the Company, the financial institutions that are parties thereto and ING Investment Management LLC, as administrative agent (“2006 Credit Agreement”); and the Waiver and Omnibus Amendment Agreement dated as of May 2, 2006 among the Company, the subsidiary guarantors that are parties thereto, the noteholders that are parties thereto, the bank lenders that are parties thereto, and LaSalle Bank Midwest National Association, as collateral agent (“2006 Waiver”) (the 2005 Credit Agreement, 2002 Note Purchase Agreement, 2005 Note Purchase Agreement, 2006 Credit Agreement and 2006 Waiver, collectively, the “Creditor Agreements”; and the noteholders, the bank lenders, and the collateral and administrative agents to the Creditor Agreements, collectively, the “Creditors”), along with accrued interest, fees and required makewhole premiums. Upon receipt of this paydown, the Creditors released all of their liens against the assets of the Company and the Creditor Agreements were terminated.

ITEM 9.01	FINANCIAL STATEMENTS AND EXHIBITS.

As a result of the Company’s ongoing review related to its earnings restatement, the Company is not able to file the pro forma financial information with respect to the Sale that is required by this Form 8-K. As previously announced on February 9, 2006, the Company intends to restate certain of its previously issued financial statements due to its discovery of material irregularities in its accounting in numerous accounts. Until the review is complete, the Company’s previously issued financial statements for fiscal years 2000 through 2004, and quarterly periods in 2005 should no longer be relied upon. When the restatement is complete, the Company intends to amend this Form 8-K to include the required pro forma financial information.

Exhibits

*10.1 Subscription Agreement and Plan of Merger by and among ProQuest Company, ProQuest Information and Learning Company, ProQuest Canada/U.K. Holdings, LLC, I&L Holdings, Inc., I&L Operating LLC and Cambridge Scientific Abstracts, Limited Partnership.

10.2       Letter Agreement dated February 8, 2007 with respect to Subscription Agreement and Plan of Merger by and among ProQuest Company, ProQuest Information and Learning Company, ProQuest Canada/U.K. Holdings, LLC, I&L Holdings, Inc., I&L Operating LLC and Cambridge Scientific Abstracts, Limited Partnership. Exhibits to the Amendment omitted pursuant to Item 601(b)(2) of Regulation S-K. The Company agreees to furnish supplementally a copy of any omitted exhibit to the SEC upon request.

10.3	Amendment to David Pritchard’s Employment Letter.

99.1	Press Release issued on February 12, 2007.

* Incorporated by reference to Form 8-K filed by the Company on December 20, 2006.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

PROQUEST COMPANY

(Registrant)

DATE February 15, 2007	BY	/s/ Todd W. Buchardt

Todd W. Buchardt
Senior Vice President and General Counsel

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